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                                                                    Exhibit 10.1


                             SUPPLEMENTAL AGREEMENT


             SUPPLEMENTAL AGREEMENT dated as of December 9, 1994 among Paine Webber Group Inc., a Delaware corporation (the "Purchaser"), General Electric Company, a New York corporation (the "Parent"), and Kidder, Peabody Group Inc., a Delaware corporation (the "Seller").


             WHEREAS, the parties hereto have previously entered into an Asset Purchase Agreement dated as of October 17, 1994 (the "Asset Purchase Agreement") and a Restructuring Agreement dated as of October 17, 1994 (the "Restructuring Agreement");

             WHEREAS, the parties hereto desire to supplement and amend the provisions of the Asset Purchase Agreement and Restructuring Agreement to provide for the transfer of the Acquired Businesses to the Purchaser (or its designee) in the manner set forth in this Agreement;

             NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

             SECTION 1.01 Definitions. (a) Terms used herein and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement or the Restructuring Agreement, as the case may be.

             (b) As used in this Agreement, the following terms shall have the following meanings:

             "Acquired Businesses" has the meaning set forth in Section 9.10.

             "Asset Management" shall mean the business of the Seller Group generally known by the name Asset Management, excluding the business generally known by the name Managed Futures.

             "Asset Management Closing" has the meaning set forth in Section
6.01.

             "Asset Management Closing Date" has the meaning set forth in
Section 6.01.
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             "Initial Form 8594" has the meaning set forth in Section 9.03.

             "Margin Debit" has the meaning set forth in Section 5.01.

             "Other Acquired Businesses" shall mean all of the Acquired Businesses other than Real Estate, Related Retail Brokerage and Asset Management, including those generally known by the names Equity Research, Investment Banking (excluding High Yield and Emerging Markets), Fixed Income (sales force only), International Institutional Equity (Geneva and Zurich), International Fixed Income (London, Geneva, Zurich, Hong Kong, Singapore and part of Tokyo, if applicable) and Municipal Finance (excluding sales and trading). Notwithstanding the foregoing, to the extent the Purchaser hires Continuing Employees from business units of Other Acquired Businesses prior to the Other Acquired Businesses Closing Date, such action shall not constitute the transfer of an Other Acquired Business.

             "Other Acquired Businesses Closing" has the meaning set forth in
Section 4.02.

             "Other Acquired Businesses Closing Date" has the meaning set forth in Section 4.02.

             "Other Acquired Businesses Interim Balance Sheet" has the meaning set forth in Section 4.04(a).

             "Other Acquired Businesses Interim Net Book Value Statement" has the meaning set forth in Section 4.04(a).

             "Other Acquired Businesses Securities Inventory" has the meaning set forth in Section 4.01.

             "Real Estate" shall mean the business of the Seller Group generally known by the name Mortgages, including Single Family Whole Loan Trading, Commercial/Multi-Family Whole Loan Trading, Mortgage Finance, Real Estate Finance (including REIT underwriting and sales and real estate advisory), Research and Contract Finance.

             "Real Estate Closing" has the meaning set forth in Section 3.02.

             "Real Estate Closing Date" has the meaning set forth in Section
3.02.

             "Real Estate Interim Balance Sheet" has the meaning set forth in
Section 3.04.





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             "Real Estate Interim Net Book Value Statement" has the meaning set forth in Section 3.04.

             "Real Estate Securities Inventory" has the meaning set forth in
Section 3.01.

             "Related Retail Brokerage" shall mean the business of the Seller Group generally known by the name Retail Brokerage and the business of the Seller Group (other than International Fixed Income) conducted in its office in Hong Kong.

             "Related Retail Brokerage Closing" has the meaning set forth in
Section 5.02(a).

             "Related Retail Brokerage Closing Date" has the meaning set forth in Section 5.02(a).

             "Related Retail Brokerage Interim Balance Sheet" has the meaning set forth in Section 5.04(a).

             "Related Retail Brokerage Interim Net Book Value Statement" has the meaning set forth in Section 5.04(a).

             "Related Retail Brokerage Securities Inventory" has the meaning set forth in Section 5.01(b).

             "Retail Brokerage" shall mean the Acquired Business generally known by the name Investment Services (retail brokerage).

             (c) This Agreement shall be deemed to be a Transaction Document and each reference in any of the Transaction Documents to the Transaction Documents shall be deemed to include this Agreement.

             SECTION 1.02 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Asset Purchase Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                  PRE-CLOSING

             SECTION 2.01 Listed Domestic Futures. The parties hereto acknowledge that, pursuant to an Assignment Agreement dated as of December 5, 1994 between Kidder, Peabody & Co. Incorporated and PaineWebber Incorporated and related Conveyancing Documents, certain assets of the business of the Seller Group generally known by the name Listed Domestic Futures (Chicago Branch) were transferred to the Purchaser and certain liabilities of Listed Domestic





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Futures (Chicago Branch) were assumed by the Purchaser, but such business as a whole was not acquired on such date. The parties hereto agree that (i) the Closing Date with respect to the transfer of such assets to, and the assumption of such liabilities by, the Purchaser shall be as of December 3, 1994 and, as of such date, such assets shall constitute Acquired Assets and such liabilities shall constitute Assumed Liabilities and (ii) the commissions earned by Listed Domestic Futures (Chicago Branch) prior to December 2, 1994 and received thereafter as reflected in a schedule delivered to the Purchaser by the Seller shall be for the account of the Seller.


                                  ARTICLE III

                              REAL ESTATE BUSINESS

             SECTION 3.01 Real Estate Securities Inventory. (a) Prior to the Real Estate Closing Date, the Purchaser and the Seller shall agree on (i) the Securities and off-balance sheet hedges and derivatives, if any, held by any member of the Seller Group in connection with the conduct of Real Estate that are to be acquired by the Purchaser (the "Real Estate Securities Inventory"), and reduce such agreement to a list, and (ii) the fair market value of the Real Estate Securities Inventory. The Real Estate Securities Inventory shall constitute Acquired Assets. Any Security or off-balance sheet hedge or derivative held by any member of the Seller Group in connection with the conduct of Real Estate that is not on the list of Real Estate Securities Inventory shall constitute an Excluded Asset.

             (b)     The parties hereto agree:

             (i)     Section 2.08 (Exclusion of Selected Securities), Section
    2.09 (Return of Securities), Section 2.10 (The LM Expert), Article V (Representations and Warranties of the Seller and the Parent), Section 7.01(d) (Actions and Conduct of Acquired Businesses Before the Closing
    Date) and Section 9.05 (Off-Balance Sheet Positions) of the Asset Purchase Agreement have not been applied, and shall not apply, to the Real Estate Securities Inventory, and

           (ii) the representations and warranties set forth in the relevant Conveyancing Documents delivered at the Real Estate Closing shall apply to the Real Estate Securities Inventory.

             SECTION 3.02 Real Estate Closing Date. Subject to the satisfaction or waiver by the appropriate party of





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the conditions set forth in Section 13.01, Section 13.03, Section 13.05,
Section 14.01, Section 14.03 and Section 14.04 of the Asset Purchase Agreement to the extent, and only to the extent, that such conditions apply to the transactions contemplated by this Article III, the closing with respect to Real Estate (the "Real Estate Closing") shall take place on December 9, 1994 at the offices of Cadwalader, Wickersham & Taft at 100 Maiden Lane, New York, New York 10038 at 10:00 a.m. (the "Real Estate Closing Date").

             SECTION 3.03     Real Estate Closing.  At the Real Estate Closing:

             (a) the Purchaser shall deliver to a member of the Seller Group designated by the Seller for the account(s) of the member(s) of the Seller Group transferring the Acquired Assets an amount in cash equal to the excess of (i) the sum of Acquired Liquid Assets and Physical Capital over (ii) the Assumed Liabilities, each as reflected on the Real Estate Interim Net Book Value Statement, payable in Federal funds by 11:00 a.m., and

             (b) the Purchaser (or its designee) and the Seller (or the appropriate member of Seller Group), as appropriate, shall execute and deliver

             (i) an assignment and assumption agreement, pursuant to which the Purchaser assumes certain Assumed Liabilities arising out of Real Estate, and

           (ii) the applicable Conveyancing Documents pursuant to which the appropriate member(s) of the Seller Group transfers to the Purchaser (or its designee) the Real Estate Securities Inventory reflected on the Real Estate Interim Balance Sheet and the other Acquired Assets of Real Estate and the Purchaser (or its designee) assumes the other Assumed Liabilities arising out of Real Estate.

             SECTION 3.04 Real Estate Interim Balance Sheet. On the date one Business Day before the Real Estate Closing Date, the Seller shall deliver to the Purchaser (i) an estimated balance sheet of Real Estate prepared as of the Real Estate Closing Date (the "Real Estate Interim Balance Sheet") prepared in accordance with the Balance Sheet Principles, except that the value of the Real Estate Securities Inventory included in such Interim Balance Sheet shall be the value agreed pursuant to Section 3.01(a)(ii) and the Real Estate Interim balance Sheet shall not include more than $2.4 million in Other Liquid Assets (it being understood that such limitation shall not apply to the Closing Balance Sheet) and (ii) a schedule based on the Real





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Estate Interim Balance Sheet detailing the calculation of the estimated excess of (x) the sum of the Acquired Liquid Assets and Physical Capital over (y) the Assumed Liabilities to be delivered on the Real Estate Closing Date (the "Real Estate Interim Net Book Value Statement").

             SECTION 3.05     Certain Liabilities.  If and to the extent that
(i) the fair market value of the Real Estate Securities Inventory is determined by a third party and (ii) any liabilities or obligations (other than any Assumed Obligations) arising out of or relating to the Real Estate Securities Inventory were used by such third party to reduce the value of the Real Estate Securities Inventory agreed pursuant to Section 3.01(a)(ii) but which are not Assumed Liabilities, then the Purchaser shall promptly after request therefor (and presentation of evidence of such use by such third party) reimburse the appropriate member of the Seller Group an amount in cash equal to the amount of such reduction. The amount of such reimbursement with respect to any liability or obligation shall be taken into account in calculating the price paid for the Real Estate Securities Inventory out of which such liability or obligation arose for the purpose of any put or return rights in the Transaction Documents. The Purchaser shall cooperate, and use its reasonable best efforts to cause its agents and contractors to cooperate, with the Seller Group in ascertaining the amounts and circumstances relating to any such reductions.

                     SECTION 3.06. CC Mortgage L.P. Notwithstanding anything to the contrary in any Transaction Document, the interest of the Seller Group in CC Mortgage L.P. shall not be transferred to the Purchaser at the Real
Estate Closing and shall not be included in the Real Estate Interim Balance Sheet. Unless the Purchaser otherwise specifically agrees in writing prior to the Other Acquired Businesses Closing, such interest shall be an Excluded
Asset.

                                   ARTICLE IV

                  ACQUIRED BUSINESSES OTHER THAN REAL ESTATE,
                 RELATED RETAIL BROKERAGE AND ASSET MANAGEMENT

             SECTION 4.01     Other Acquired Businesses Securities Inventory.
(a) On or prior to the Other Acquired Businesses Closing Date, the Purchaser and the Seller shall agree on (i) the Securities and off-balance sheet hedges and derivatives, if any, held by any member of the Seller Group in connection with the conduct of the Other Acquired Businesses that are to be acquired by the Purchaser (the "Other Acquired Businesses Securities Inventory"), and reduce such agreement to a list, and (ii) the fair market





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value of the Other Acquired Businesses Securities Inventory.  The Other
Acquired Businesses Securities Inventory shall constitute Acquired Assets. Any Security or off-balance sheet hedge or derivative held by any member of the Seller Group in connection with the conduct of the Other Acquired Businesses that is not on the list of Other Acquired Businesses Securities Inventory shall constitute an Excluded Asset.

             (b) The parties hereto agree that Section 2.08 (Exclusion of Selected Securities), Section 2.09 (Return of Securities), Section 2.10 (The LM Expert), Section 5.18 (Securities), Section 7.01(d) (Actions and Conduct of Acquired Businesses Before the Closing Date) and Section 9.05 (Off-Balance Sheet Positions) of the Asset Purchase Agreement have not been applied, and shall not apply, to the Other Acquired Businesses Securities Inventory.

             SECTION 4.02 Other Acquired Businesses Closing Date. Subject to the satisfaction or waiver by the appropriate party of all the conditions set forth in the Asset Purchase Agreement other than the condition set forth in
Section 14.05 thereof, the closing with respect to the Other Acquired Businesses (the "Other Acquired Businesses Closing") shall take place on December 16, 1994 at the offices of Cravath, Swaine & Moore at 825 Eighth Avenue, New York, New York 10019 at 2 p.m. (the "Other Acquired Businesses Closing Date").

             SECTION 4.03 Other Acquired Businesses Closing. At the Other Acquired Businesses Closing:

             (a)     the Purchaser shall:

             (i) issue the Common Stock Consideration, the Convertible Preferred Stock and the Redeemable Preferred Stock to the members of the Seller Group who are transferring the Acquired Assets of the Other Acquired Businesses to the Purchaser (which members shall be identified in writing to the Purchaser at least two Business Days prior to the Other Acquired Businesses Closing) and deliver or cause to be delivered certificates for such securities, registered in the names provided to the Purchaser,

           (ii) deliver to the Seller an Assumption Agreement pursuant to which the Purchaser assumes the Assumed Liabilities arising out of the Other Acquired Businesses, duly executed by the Purchaser;

             (b) the Seller shall transfer to the Purchaser (or its designee) the Other Acquired Businesses Securities Inventory reflected on the Other Acquired Businesses Interim





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Balance Sheet and the other Acquired Assets of the Other Acquired Businesses
(including the right, title and interest of each member of the Seller Group in the name "Kidder" and "Kidder Peabody", and all extensions, contractions and abbreviations thereof and derivations therefrom) by delivering the applicable Conveyancing Documents, duly executed by the appropriate members of the Seller Group; and

             (c) the Purchaser, the Parent and the Seller shall execute and deliver the Stockholder Agreement.

             SECTION 4.04     Other Acquired Businesses Interim Balance Sheet.
(a) On the Other Acquired Businesses Closing Date, the Seller shall deliver to the Purchaser (i) an estimated balance sheet of the Other Acquired Businesses prepared as of the Other Acquired Businesses Closing Date (the "Other Acquired Businesses Interim Balance Sheet") prepared in accordance with the Balance Sheet Principles, except that the value of the Other Acquired Businesses Securities Inventory included in such Interim Balance Sheet shall be the value agreed pursuant to Section 4.01(a)(ii) and the Other Liquid Assets shall be limited to clearance receivables, customer receivables and other liquid trade receivables (it being understood that such limitation shall not apply to the Closing Balance Sheet), and (ii) a schedule based on the Other Acquired Businesses Interim Balance Sheet detailing the calculation of the estimated excess of (x) the sum of the Acquired Liquid Assets and Physical Capital over
(y) the Assumed Liabilities to be delivered on the Other Acquired Businesses Closing Date (the "Other Acquired Businesses Interim Net Book Value Statement").

             (b) On the date two Business Days before the Other Acquired Businesses Closing Date, the Seller shall deliver to the Purchaser a preliminary version of the Other Acquired Businesses Interim Balance Sheet, which shall value the Other Acquired Businesses Securities Inventory at the fair market value as of the close of business on the most recent practicable date.

             SECTION 4.05     Other Acquired Businesses Closing Adjustment.
(a) To the extent, if any, the estimated excess of (i) the sum of the Acquired Liquid Assets and Physical Capital over (ii) the Assumed Liabilities, each as reflected on the Other Acquired Businesses Interim Net Book Value Statement, is greater than $580,000,000, the Purchaser shall deliver to a member of the Seller Group designated by the Seller for the account(s) of the appropriate member(s) of the Seller Group on the Other Acquired Businesses Closing Date, an amount in cash equal to the excess of (i) such estimated excess over (ii) $580,000,000, payable in Federal funds by 4 p.m.





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             (b)  To the extent, if any, the estimated excess of (i) the sum of the Acquired Liquid Assets and Physical Capital over (ii) the Assumed Liabilities as reflected on the Other Acquired Businesses Interim Net Book
Value Statement is less than $580,000,000, the Seller shall deliver to the Purchaser on the Other Acquired Businesses Closing Date, an amount in cash equal to the excess of (i) $580,000,000 over (ii) such estimated excess, payable in Federal funds by 4 p.m.

             (c) The parties hereto agree that with respect to any Other Acquired Businesses Securities Inventory to be purchased on the Other Acquired Businesses Closing Date, interest thereon shall accrue through but excluding the trade date for the account of the Seller and from and including the trade date through the settlement date for the account of the Purchaser. Promptly following the settlement date the Seller shall remit to the Purchaser any amount so accrued for the account of the Purchaser.

             SECTION 4.06 License Agreement. For purposes of Section 7.11 of the Asset Purchase Agreement, (i) the period of time referred to therein as "within two years after the Closing Date" shall mean by December 31, 1996 and the period of time referred to therein as "for two years following the Closing Date" shall mean until December 31, 1996, and (ii) the non-transferable royalty-free license right retained therein to each member of the Seller Group shall also include the right to use such names, or any derivative thereof, in the operation of Related Retail Brokerage and Asset Management until the transfer thereof to the Purchaser (and the Purchaser shall not use such names, or any derivatives thereof, in the conduct of any retail brokerage or asset management business until the transfer of Related Retail Brokerage or Asset Management, as applicable). The Purchaser shall indemnify each Seller Indemnitee against any Loss suffered by such Seller Indemnitee, as incurred, for or on account of or arising from or in connection with or otherwise with respect to the use by the Purchaser or its assigns of the names "Kidder" and "Kidder Peabody" or any derivative thereof. The Parent and the Seller shall jointly and severally indemnify each Purchaser Indemnitee against any Loss suffered by such Purchaser Indemnitee, as incurred, for or on account of or arising from or in connection with or otherwise with respect to the use by any member of the Seller Group of the names "Kidder" and "Kidder Peabody" or any derivative thereof. Indemnification hereunder shall be subject to the procedures and limitations set forth in Section 12.03 and Section 12.05 of the Asset Purchase Agreement and shall be in addition to the indemnification provided in Article XII of the Asset Purchase Agreement.





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             SECTION 4.07     Management of Related Retail Brokerage and Asset
Management. (a) Except as otherwise agreed in writing between the Purchaser and the Seller, (i) the employment by the Purchaser of any Continuing Employee of Related Retail Brokerage shall not be effective until the Related Retail Brokerage Closing and (ii) the employment by the Purchaser of any Continuing Employee of Asset Management shall not be effective until the Asset Management Closing; provided that, to the extent that any such Continuing Employee is required for, or engaged in, the Conversion, such employment shall not be effective until the later to occur of (x) completion of Conversion or (y) the Related Retail Brokerage Closing or the Asset Management Closing, as the case may be.

             (b) Prior to each of the Related Retail Brokerage Closing and the Asset Management Closing, the Seller shall provide to the Purchaser a list of Contracts, if any, not otherwise identified to the Purchaser pursuant to
Section 7.03(b) of the Asset Purchase Agreement to which any member of the Seller Group is a party and arising out of or used primarily by such Seller Group member in the conduct of Related Retail Brokerage and Asset Management, respectively, to the extent such list can be prepared without undue burden.
The Purchaser shall have the right to review any Contract on such list and may, within 30 days after delivery of such list, elect by notice in writing to the Seller to assume any Contract on such list. Upon giving of such notice and the execution by the Purchaser of any appropriate instrument of transfer, such Contract shall thereafter be an Assigned Contract for all purposes under the Transaction Documents, including for the purposes of determining the Assumed Liabilities. This Section 4.07(b) shall be in addition to the rights of the Purchaser under Section 2.07(c) of the Asset Purchase Agreement.

             (c) With respect to the activities currently conducted by the money market trading desk of the Seller, those activities will be described in writing in reasonable detail to the Purchaser by December 16, 1994. The Purchaser shall notify the Seller by December 23, 1994 as to which, if any, such activities it desires to acquire and those activities so identified shall thereafter be treated as forming a part of Related Retail Brokerage for purposes of this Agreement.

             SECTION 4.08 Absence of Restraint. The Related Retail Brokerage Closing shall be subject only to notification in writing of the Purchaser to the Seller, on or prior to January 2, 1995, that the condition set forth in Section 14.05 of the Asset Purchase Agreement has not been satisfied. If no notification has been received by the





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Seller by January 2, 1995, such condition shall be deemed to have been satisfied or waived as of such date.

             SECTION 4.09 Facility Services. The parties hereto acknowledge that, in connection with the transfer of the Acquired Businesses to the Purchaser, the Purchaser (or its designee) may have short-term needs to use and occupy certain space owned or leased by the Parent or the Seller, pending relocation as promptly as practicable to other facilities. The parties hereto agree to enter into arrangements, on terms substantially similar to those in the Revocable License Agreement to be entered into between Kidder Peabody & Co. Incorporated and PaineWebber Incorporated prepared by Rosenman & Colin, to permit the Purchaser to use and occupy such space.

             SECTION 4.10 International Matched Book. The parties hereto acknowledge that the business of the Seller Group generally known as International Matched Book is not an Acquired Business. Prior to the Other Acquired Businesses Closing Date, the parties hereto shall enter into an arrangement which provides, among other things, that, to the extent permitted by Applicable Law, (i) employees of the Purchaser shall manage the liquidation of the Securities inventory of International Matched Book at the direction and for the account of the Seller Group, (ii) the Seller shall bear the reasonable costs and expenses of such employees, including a reasonable hourly fee, and
(iii) the Seller shall agree to indemnify the Purchaser for all Losses arising out of the management of the liquidation of such Securities inventory, except for Losses resulting from the negligence or wilful misconduct of such employees or the Purchaser.

             SECTION 4.11 Municipal Finance. For the period from the Other Acquired Businesses Closing to the Related Retail Brokerage Closing, the Purchaser shall act as principal, subject to best execution, for trades of any member of the Seller Group in Securities to support the Municipal Finance business of Retail Brokerage.

             SECTION 4.12 Bridge Fund. The parties hereto acknowledge that, following the Other Acquired Businesses Closing, the Purchaser may at its election participate (including the assumption of the obligations that would be associated with such participation) in the so-called Bridge Fund in lieu of and to the extent that the Seller Group currently may participate, and the parties hereto shall take such steps as may be reasonably necessary to permit such result.





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

                                   ARTICLE V

                       RELATED RETAIL BROKERAGE BUSINESS

             SECTION 5.01 Margin Debit; Related Retail Brokerage Securities Inventory. (a) Prior to the Related Retail Brokerage Closing Date, the Purchaser and the Seller shall agree on (i) a list of margin debt of customers of Retail Brokerage held by any member of the Seller Group in connection with the conduct of Related Retail Brokerage that is to be acquired by the Purchaser (the "Margin Debit") and (ii) the fair market value of the Margin Debit as of the close of business on the most recent practicable date (but in no event earlier than the fifth Business Day prior to the Related Retail Brokerage Closing Date). The Margin Debit shall constitute Acquired Assets.

             (b) Prior to the Related Retail Brokerage Closing Date, the Purchaser and the Seller shall agree (in the case of over-the-counter equity Securities, in the manner pursuant to Section 5.01(c)) on (i) the Securities and off-balance sheet hedges and derivatives, if any, held by any member of the Seller Group in connection with the conduct of Related Retail Brokerage, if any, that are to be acquired by the Purchaser (the "Related Retail Brokerage Securities Inventory"), and reduce such agreement to a list, and (ii) the fair market value of the Related Retail Brokerage Securities Inventory as of the close of business on the most recent practicable date. The Related Retail Brokerage Securities Inventory shall constitute Acquired Assets. Any Security or off-balance sheet hedge or derivative held by any member of the Seller Group in connection with the conduct of Related Retail Brokerage that is not on the list of Related Retail Brokerage Securities Inventory shall constitute an Excluded Asset.

             (c) By December 15, 1994 the Purchaser shall review the over-the-counter equity Securities inventory of Related Retail Brokerage and notify in writing the Seller of the Securities, if any, in such inventory that the Purchaser does not wish to acquire. Until the Related Retail Brokerage Closing Date, the Purchaser shall be permitted on a weekly basis to review any changes in such inventory and notify in writing the Seller of the Securities therein that the Purchaser does not wish to acquire. Any over-the-counter equity Securities forming part of the Securities inventory of Related Retail Brokerage on the Related Retail Brokerage Closing Date that the Purchaser has not notified in writing to the Seller that it does not wish to acquire shall form part of the Related Retail Brokerage Securities Inventory.





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             (d)     The parties hereto agree that Section 2.08 (Exclusion of
Selected Securities), Section 2.09 (Return of Securities), Section 2.10 (The LM Expert), Section 5.18 (Securities), Section 7.01(d) (Actions and Conduct of Acquired Businesses Before the Closing Date) and Section 9.05 (Off-Balance Sheet Positions) of the Asset Purchase Agreement have not been applied, and shall not apply, to the Related Retail Brokerage Securities Inventory.

             SECTION 5.02 Related Retail Brokerage Closing Date. (a) The closing with respect to Related Retail Brokerage (the "Related Retail Brokerage Closing") shall take place at the offices of Cravath, Swaine & Moore at 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on January 30, 1995 (the "Related Retail Brokerage Closing Date").

             (b) The conditions set forth in Articles XIII and XIV of the Asset Purchase Agreement, having been satisfied or waived by the appropriate party, except as set forth in Section 4.09, on or before the Other Acquired Businesses Closing Date, shall not be applicable to the Related Retail Brokerage Closing or the Asset Management Closing.

             SECTION 5.03 Related Retail Brokerage Closing. At the Related Retail Brokerage Closing:

             (a) the Purchaser shall deliver to a member of the Seller Group designated by the Seller for the account(s) of the member(s) of the Seller Group transferring the Acquired Assets:

             (i) an amount in cash equal to the excess, if any, of the sum of (x) the excess of the Acquired Liquid Assets over the Assumed Liabilities as reflected on the Related Retail Brokerage Interim Net Book Value Statement and (y) an amount equal to the estimated net book value of Physical Capital of Related Retail Brokerage, up to a maximum of $20 million less an amount equal to the estimated net book value of the sum of
    (A) Physical Capital of Real Estate, as determined pursuant to Section 3.04, and (B) Physical Capital of the Other Acquired Businesses, as determined pursuant to Section 4.04, payable in Federal funds by 11:00 a.m., and

           (ii) an Assumption Agreement pursuant to which the Purchaser assumes the Assumed Liabilities arising out of Related Retail Brokerage, duly executed by the Purchaser; and

             (b) the Seller shall transfer to the Purchaser (or its designee) the Margin Debit and the Related Retail





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Brokerage Securities Inventory reflected on the Related Retail Brokerage
Interim Balance Sheet, the other Acquired Assets of Related Retail Brokerage and all other Acquired Assets not previously transferred to the Purchaser (or its designee) other than those used primarily in the operation of Asset Management, by delivering the applicable Conveyancing Documents, duly executed by the appropriate members of the Seller Group.

             SECTION 5.04 Related Retail Brokerage Interim Balance Sheet. On the date two Business Days before the Related Retail Brokerage Closing Date, the Seller shall deliver to the Purchaser (i) an estimated balance sheet of Related Retail Brokerage prepared as of the Related Retail Brokerage Closing Date (the "Related Retail Brokerage Interim Balance Sheet") prepared in accordance with the Balance Sheet Principles, except that the value of each of the Margin Debit and the Related Retail Brokerage Securities Inventory included in such Interim Balance Sheet shall be the value agreed pursuant to Section 5.01(a) and Section 5.01(b), respectively, and (ii) a schedule based on the Related Retail Brokerage Interim Balance Sheet detailing the calculation of the estimated excess of the Acquired Liquid Assets over the Assumed Liabilities to be delivered on the Related Retail Brokerage Closing Date (the "Related Retail Brokerage Interim Net Book Value Statement").

             SECTION 5.05 Transfer of IRAs, SEPs and QPs. Exhibit 1 hereto sets forth the agreement of the parties with respect to the costs and expenses arising out of or in connection with transfer of (i) all of the assets of the individual retirement accounts for which a member of the Seller Group has acted as the broker/dealer designated by the participants to the Purchaser (or its designee), as successor custodian of such individual retirement accounts, (ii) sponsorship of a simplified employee pension for use with certain of such individual retirement accounts to the Purchaser (or its designee) and (iii) all of the assets of the self-directed qualified retirement plans for which a member of the Seller Group is the broker/dealer designated by such plans to the Purchaser (or its designee), as successor trustee.


                                   ARTICLE VI

                           ASSET MANAGEMENT BUSINESS

             SECTION 6.01 Asset Management Closing Date. The closing with respect to Asset Management (the "Asset Management Closing") shall take place at the offices of Cravath, Swaine & Moore at 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., on the second Business Day following the later to occur of (i) the earlier of (x) receipt of an exemptive order from the Commission concerning the Funds, in form and substance reasonably satisfactory to each of the parties hereto, and (y) the holding of meetings of shareholders of substantially all of the Funds at which approval of investment advisory agreements providing that an affiliate of Purchaser act as an investment advisor were considered and (ii) the earlier of (x) receipt of an exemptive order from the Commission concerning the managed accounts of Asset Management, in form and substance reasonably satisfactory to each of the parties hereto, and (y) receipt of substantially all of the Required Consents with respect to the managed accounts of Asset Management (except for such accounts as are terminated or as to which the Purchaser and the Seller agree Required Consents will not be received), or at such other place and time as may be mutually agreed to by the parties hereto, but in no event shall the Asset Management Closing take place later than April 30, 1995 (the date the Asset Management Closing occurs being referred to herein as the "Asset Management Closing Date"). The consummation of the Asset Management Closing shall not limit, terminate or otherwise impair the obligations of the Parent and the Seller under Section 2.04 and Section 7.06 of the Asset Purchase Agreement.

             SECTION 6.02 Asset Management Closing. At the Asset Management Closing:

             (a) the Purchaser shall deliver to Seller an Assumption Agreement pursuant to which the Purchaser assumes the Assumed Liabilities arising out of Asset Management, duly executed by the Purchaser; and

             (b) the Seller shall transfer to the Purchaser (or its designee) the Acquired Assets of Asset Management, by delivering the applicable Conveyancing Documents, duly executed by the appropriate members of the Seller Group.

             SECTION 6.03 Asset Management Closing Adjustment. (a) In the event that the Asset Management Closing shall occur prior to the final determination of the Closing Balance Sheet, the Acquired Assets and Assumed Liabilities of Asset Management shall be deemed transferred or assumed, as the case may be, at the Related Retail Brokerage Closing and shall be included in the Closing Balance Sheet.

             (b) In the event that the Asset Management Closing shall occur after the final determination of the Closing Balance Sheet, an appropriate cash payment shall be made by the Purchaser or the Seller, as applicable, calculated as if such Acquired Assets and Assumed Liabilities had been transferred or assumed, as the case may be, at the Related Retail Brokerage Closing and had been included in the Closing Balance Sheet.

             SECTION 6.04 Financial Counselors, Inc. On the date on which the business carried on under the names "Financial Counselors", "Financial Counselors, Inc." and "FCI" is transferred to the Purchaser, the Seller shall, within a reasonable period of time necessary to carry out such actions, cause each applicable member of the Seller Group to change its name to delete therefrom such names, or any derivative thereof, and to cease doing business under such names and any such derivative. On and after such date, each member of the Seller Group shall execute and deliver such documents as the Purchaser may reasonably request to permit the Purchaser or one of its Affiliates to carry on business under such names. Nothing herein contained shall be deemed to involve the acquisition of the capital stock of Financial Counselors, Inc. or the acquisition of a separate Other Acquired Business; it being understood that the assets of the organization shall only be acquired as part of Asset Management.


                                  ARTICLE VII

                             CLOSING BALANCE SHEET

             SECTION 7.01     Closing Balance Sheet.  (a)  For purposes of
Section 3.04 of the Asset Purchase Agreement, the Closing Balance Sheet shall be a consolidated balance sheet prepared in accordance with the Balance Sheet Principles, including (i) the Acquired Assets and Assumed Liabilities of Real Estate as of the Real Estate Closing Date, (ii) the Acquired Assets and Assumed Liabilities of the Other Acquired Businesses as of the Other Acquired Businesses Closing Date, (iii) the Acquired Assets and Assumed Liabilities of Related Retail Brokerage as of the Related Retail Brokerage Closing Date and
(iv) to the extent the Asset Management Closing occurs prior to the final determination of the Closing Balance Sheet, the Acquired Assets and Assumed Liabilities of Asset Management.

             (b) For purposes of Section 3.04(c) of the Asset Purchase Agreement and the Balance Sheet Principles, the parties hereto agree that the fair market value of each of the Real Estate Securities Inventory, the Other Acquired Businesses Securities Inventory, the Margin Debit and the Related Retail Brokerage Securities Inventory shall be the values agreed pursuant to
Section 3.01(a)(ii), Section 4.01(a)(ii), Section 5.01(a)(ii) and Section 5.01(b)(ii), respectively.

             (c) The determination to be made pursuant to Section 3.04(b) of the Asset Purchase Agreement shall take into account (i) the amount of any payments made by the Purchaser to the Seller pursuant to Section 3.03(a)(i),
Section 4.05(a) and Section 5.03(a)(i) (which shall be deemed to be increases in the Assumed Liabilities) and (ii) the amount of any payments made by the Seller to the Purchaser pursuant to Section 4.05(b) (which shall be deemed to be increases in Acquired Liquid Assets). Interest pursuant to Section 3.04(b) of the Asset Purchase Agreement shall accrue from the Other Acquired Businesses Closing Date.


                                  ARTICLE VIII

                                      TAX

             SECTION 8.01     Closing Dates.  The provisions of Section 5.06,
Section 11.01, Section 11.02, Section 11.03 and Section 11.04 of the Asset Purchase Agreement shall be applied in each case with reference to the relevant one of the date of the asset transfer in Section 2.01, the Asset Management Closing Date, the Other Acquired Businesses Closing Date, the Real Estate Closing Date and the Related Retail Brokerage Closing Date.

             SECTION 8.02     FIRPTA.  The certificate described in Section
11.05 of the Asset Purchase Agreement shall be delivered by the Seller or the appropriate member of the Seller Group at the Real Estate Closing.


                                   ARTICLE IX

                            ASSET PURCHASE AGREEMENT

             SECTION 9.01 Representations and Warranties. (a) Except as otherwise provided in this Agreement, the representations and warranties set forth in Articles V and VI of the Asset Purchase Agreement shall be made by the Parent, the Seller and the Purchaser, as the case may be, as of each of the Real Estate Closing Date, the Other Acquired Businesses Closing Date, the Related Retail Brokerage Closing Date and the Asset Management Closing Date, with respect to the businesses being transferred on such date; provided that a party hereto shall be deemed not to be in breach of any representation or warranty if such representation or warranty would not have been breached except as a result of the provisions of this Agreement or the transactions contemplated hereby.

             (b) For purposes of Section 14.01 of the Asset Purchase Agreement, a certificate of the Parent to be delivered to the Purchaser shall be signed by any Vice President of the Parent and a certificate of the Seller shall be signed by the chief executive officer or the chief financial officer of the Seller.

             SECTION 9.02     Return of Selected Assets.  For purposes of
Section 2.07 of the Asset Purchase Agreement, the term "Closing Date" shall mean the date on which the relevant Acquired Asset was transferred to the Purchaser (or its designee).

             SECTION 9.03 Allocation of Purchase Price. (a) The parties hereto intend that the transfers of the Acquired Businesses to the Purchaser on the date of the asset transfer in Section 2.01, the Asset Management Closing Date, the Other Acquired Businesses Closing Date, the Real Estate Closing Date and the Related Retail Brokerage Closing Date (collectively, for purposes of this Section 9.03, the "Closing Dates") shall be a single integrated transaction, the several transfers on such Closing Dates being solely for the convenience of the parties hereto. Except as otherwise provided in this Agreement, the provisions of Section 9.02 of the Asset Purchase Agreement shall be applied to the aggregate Purchase Price and not separately to amounts of cash or stock paid on any particular Closing Date. The amounts payable on any such Closing Date are not necessarily allocable solely to assets transferred on such Closing Date.

             (b) The value of the portion of the aggregate consideration transferred to the Purchaser that is transferred in exchange for the Redeemable Preferred Stock shall equal the aggregate liquidation preference of the Redeemable Preferred Stock minus the value of the right to receive the Deferred Purchase Price, if applicable. The value of the portion of the aggregate consideration transferred to the Purchaser that is transferred in exchange for the Convertible Preferred Stock shall equal the aggregate liquidation preference of the Convertible Preferred Stock.

             (c) The Purchaser and the Seller shall agree on estimated allocations of the Purchase Price, consistent with the allocation of Purchase Price principles articulated in Section 9.03(a) of this Agreement and Section
9.02 of the Asset Purchase Agreement (unless legally unable to do so), to the extent and at such time as is necessary to permit the making of timely Transfer Tax filings.

             (d) To the extent the Purchaser and the Seller are required (pursuant to the provisions of Section 1060 of the Code and the regulations thereunder) to file a Form 8594 with respect to all or a part of the assets transferred in the transactions contemplated by this Agreement before all such contemplated transactions are completed (the "Initial Form 8594"), the Purchaser shall provide to the Seller the proposed Allocation Statements with respect to the assets transferred prior to the date of required filing of the Initial Form 8594 pursuant to the provisions of Section 9.02(a) of the Asset Purchase Agreement.

             (e) With respect to all assets transferred in the transactions contemplated by this Agreement which will not be listed on the Initial Form 8594, the Purchaser shall provide to the Seller the proposed Allocation Statements described in Section 9.02(a) of the Asset Purchase Agreement pursuant to the provisions of Section 9.02(a) of the Asset Purchase Agreement. The Purchaser and the Seller shall timely amend the Initial Form 8594 to include all of the transfers on all of the Closing Dates, notwithstanding that such Closing Dates will not all occur within the same tax year. The Purchaser and the Seller shall file a Form 8594, substantially in the form of the Initial Form 8594, as amended, for the tax year in which the last of the transactions contemplated by this Agreement is completed.

             SECTION 9.04 Assumed Liabilities; Excluded Liabilities. (a) For the purposes of Section 2.05 of the Asset Purchase Agreement, the term "Closing Date" shall mean the date on which the Acquired Business out of which the applicable Assumed Liability arose was transferred to the Purchaser (or its designee).

             (b) For the purposes of Section 2.06(iv) and Section 2.06(vii) of the Asset Purchase Agreement, the terms "Closing" and "Closing Date" shall mean the closing at which, or the date on which, as applicable, the applicable Acquired Asset or Acquired Business was transferred to the Purchaser (or its designee). For the purposes of Section 2.06(v) of the Asset Purchase Agreement, the term "Closing" shall mean the closing at which the Acquired Business out of which the applicable liability or obligation arose was transferred to the Purchaser (or its designee) or, if none, the Other Acquired Businesses Closing.

             SECTION 9.05 Delayed Assets. For the purposes of Section 2.04 of the Asset Purchase Agreement, the term "Closing Date" shall mean the date on which the applicable Delayed Asset or Delayed Liability would have been transferred to, or assumed by, the Purchaser but for the absence of a Required Consent.

             SECTION 9.06 Undertaking. The parties hereto acknowledge that the following issues have not yet been agreed upon: (i) the sharing of certain Investment Banking,

Real Estate, Municipal Finance and other advisory fees; (ii) the allocation of certain costs and expenses relating to or arising out of Asset Management;
(iii) costs associated with the licensing of certain software; (iv) certain issues relating to the list of the employees to be delivered, and the timing of such delivery, pursuant to Section 3.01(b) of the Restructuring Agreement; (v) the methodology for resolution of the "in treatment" status of employees referred to in Section 3.03 of the Restructuring Agreement; and (vi) certain Contracts identified to Purchaser with respect to which the period of time in
Section 2.07(c) has not yet expired. The parties hereto undertake in good faith to resolve such issues on mutually acceptable terms prior to the Other Acquired Businesses Closing Date.

             SECTION 9.07 Deferred Purchase Price. Payments of the Deferred Purchase Price, if any, shall commence to accrue as of the Other Acquired Businesses Closing Date.

             SECTION 9.08 Redeemable Preferred Stock. For the purposes of the letter agreement dated October 17, 1994 among the Purchaser, the Parent and the Seller concerning the Redeemable Preferred Stock, the term the "Closing" shall mean the Other Acquired Businesses Closing.

             SECTION 9.09     Other References to Closing and Closing Date.
The parties hereto acknowledge that the Asset Purchase Agreement contains numerous references to the "Closing" and the "Closing Date" not addressed in this Agreement and that it is their intention that, except as otherwise set forth in this Agreement, each such reference be construed as a reference to the Real Estate Closing, the Other Acquired Businesses Closing, the Related Retail Brokerage Closing or the Asset Management Closing or, in each case, the date thereof, as applicable.

             SECTION 9.10 Acquired Businesses. For the purposes of the Transaction Documents, the "Acquired Businesses" shall mean Asset Management, Real Estate and Related Retail Brokerage and the businesses of the Seller Group generally known by the names Equity Research, Investment Banking (excluding High Yield and Emerging Markets), Fixed Income (sales force only), International Institutional Equity (Geneva, Zurich and Hong Kong), International Fixed Income (London, Geneva, Zurich, Hong Kong, Singapore and part of Tokyo, if applicable), Listed Domestic Futures and Municipal Finance (excluding sales and trading).

             SECTION 9.11 Contract Guarantees. For employees of the Seller Group who have contract guarantees for 1995 and beyond, the Seller agrees to be responsible for the difference between (i) the amount of compensation guaranteed to such employees and (ii) any lesser amount of compensation being offered by the Purchaser to such employees in good faith and on terms at least comparable to market terms (salary and bonus). The Seller shall have the right to review and object to any offer of compensation which it believes is not on terms at least comparable to market terms. Any disagreements between the Seller and the Purchaser about whether any offer of compensation is on terms at least comparable with market terms will be finally determined by McLagan.

             SECTION 9.12 Assigned Contracts. Unless the Purchaser otherwise specifically agrees in writing, no employment agreement or standardized revenue contract shall be included within the Assigned Contracts.


                                   ARTICLE X

                            RESTRUCTURING AGREEMENT

             SECTION 10.01 Restructuring Agreement. The following terms used in the Restructuring Agreement shall have the meanings set forth below. The section references set forth below in this Section 10.01 are to sections of the Restructuring Agreement.

             (a) For purposes of Section 2.04 (Clearance Services), the term "Closing Date" shall mean the Related Retail Brokerage Closing Date.

             (b)     For purposes of Section 3.01(c) (Employee List) and
Section 3.05(a) (Severance Programs), the terms "Closing" and "Closing Date" shall mean the Other Acquired Businesses Closing and Other Acquired Businesses Closing Date, respectively.

             (c) For purposes of Section 3.03 (Medical Benefit Plans), the term "Closing Date" shall mean the closing date on which employment by the Purchaser of the applicable Continuing Employee becomes effective.

             (d) In Section 3.07 (Employee Forgivable Loans), Section 3.08(a) (Deferred Broker Production Program) and Section 4.02 (Closure of Hanover Square Offices), the term "Closing" shall mean the Related Retail Brokerage Closing.

             (e) The following sentence shall be deleted from Section 4.01 of the Restructuring Agreement:

    "The Purchaser shall close, or direct the closing of, the retail brokerage branches identified on such list by December 31, 1995."

             (f) The parties hereto acknowledge that this Agreement is not intended to effect any substantive change in the allocation of rights and responsibilities under the Restructuring Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS

             SECTION 11.01 Successors and Assigns. Except as otherwise provided in this Agreement and except for an assignment by the Purchaser to one of its Affiliates, no party hereto shall assign this Agreement or any right or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided that no such assignment shall reduce or otherwise vitiate any of the obligations of any other party hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

             SECTION 11.02 Governing Law; Jurisdiction. (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

             (b) Each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

             SECTION 11.03 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect and the parties hereto shall negotiate in good faith to replace the part hereof declared null, void or unenforceable with an alternative provision that preserves for the parties hereto the benefits of this Agreement.

             SECTION 11.04 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given as provided in Section 16.05 of the Asset Purchase Agreement.

             SECTION 11.05 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party hereto of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

             SECTION 11.06 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parent, the Seller and the Purchaser and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Seller or the Purchaser. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Seller or the Purchaser.

             SECTION 11.07 Agreement of the Parties. To the extent the provisions of, or the transactions contemplated by, this Agreement are inconsistent or in conflict with the provisions of, or the transactions contemplated by, the other Transaction Documents, each of the parties hereto agrees that the provisions of, or the transactions contemplated by, this Agreement shall govern. To the extent not inconsistent herewith, the provisions of the Asset Purchase Agreement are hereby confirmed in all respects.

             SECTION 11.08 Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

             SECTION 11.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                               PAINE WEBBER GROUP INC.


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title:


                                               GENERAL ELECTRIC COMPANY


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title:


                                               KIDDER, PEABODY GROUP INC.


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title: